Exhibit 10.2

AGREEMENT

between

HPFM (BECKET HOUSE) LIMITED

and

HUNTER PROPERTY FUND MANAGEMENT LIMITED

Re: Asset Management of Becket House, London

AGREEMENT

between

HPFM (BECKET HOUSE) LIMITED, a company incorporated in Guernsey under The Companies (Guernsey) Laws 1994 and 1996 and having its registered office in Guernsey at PO Box 141, La Tonelle House, Les Banques, St Sampson, Guernsey, GY1 3HS (the “Company”)

and

HUNTER PROPERTY FUND MANAGEMENT LIMITED, a company incorporated in Scotland under the Companies Acts (company number SC 199327) and having its registered office at 17 Rutland Street, Edinburgh EH1 2AE (the “Asset Manager”)

WHEREAS

(A) The Company is the proprietor of the leasehold interest in Becket House, 81-90 Cheapside / 36-37 Old Jewry, London, EC2.

(B) The Company wishes to appoint the Asset Manager to provide, and the Asset Manager has agreed to provide, the Services (as hereinafter defined) to the Company on the terms and conditions set out in this Agreement.

NOW THEREFORE IT IS HEREBY AGREED as follows:-

1              Interpretation

1.1           In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings ascribed to them:

“Accounting Period” shall mean the accounting period of the Company ending on 30 September and each subsequent date or such other date as the Company may determine and notify the Asset Manager;

“Board” means the board of directors of the Company;

“Commencement Date” shall be 3 October 2007 notwithstanding the date of this Agreement;

“First Hurdle Rate” an IRR of 20% per annum;

“Force Majeure” means any cause affecting the performance of this Agreement arising from or attributable to acts, events, non-happenings, omissions or accidents beyond the reasonable control of the Asset Manager and, in particular, but without limitation, shall include strikes, lock-outs or other industrial action, civil commotion, riot, invasion, war, threat of or preparations for war, fire, explosion, storm, flood, earthquake, subsidence, epidemic of other natural physical disaster, acts and regulations of local government and parliamentary authority, communication line failures and power failures or shortages;

“Investor” means a shareholder in the Company;

“IRR” means, as to the Company, the actual internal rate of return on the investment in the Property made by the Company, as calculated by the Company on a compounded annual basis taking into consideration the timing and amount of the investments made by the Company in the Property, as well as the timing and amount of all distributions received by the Company as a result of such investment;

“Property” means the leasehold interest and other interests owned by the Company in Becket House, 81-90 Cheapside/
36-37 Old Jewry, London, EC2;

“Return” means the return or distribution to shareholders of the Company of the gross sum or sums actually received in respect of the Property before tax and after deducting amounts of debt repaid in respect of the Property and any other liability of the Company (excluding the Asset Managers Performance Fee (as defined in clause 6)

“Second Hurdle Rate” an IRR of 25% per annum;

“Services” means the provision of the strategic property consultancy services and advice set out in Clause 4 and such additional services and advice as may be agreed between the Company and the Asset Manager from time to time; and

“Third Hurdle Rate” an IRR of 30% per annum;

“Working Day” means a day on which clearing banks are open for business in Scotland.

1.2           Unless the context otherwise requires, words and expressions defined in the Companies Act 1985 and the Companies Act 2006 (as amended) shall have the same meanings herein as therein.

1.3           References herein to the parties and to Clauses and Schedule are respectively to the parties and to the Clauses of, and the Schedule to, this Agreement.

1.4           Except where the context otherwise requires the singular herein shall include the plural and reference to any gender shall include all other genders.

1.5           The headings to this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

2              Appointment and duration

2.1           The Company hereby appoints the Asset Manager to provide the Services and the Asset Manager agrees to provide the Services to the Company on the terms and conditions set out in this Agreement.

2.2           The Asset Manager shall provide the Services as from the Commencement Date and the appointment shall continue until the appointment is terminated pursuant to the provisions of Clause 9.

2.3           The Company undertakes to the Asset Manager that it shall co-operate with the Asset Manager to enable the Asset Manager to provide the Services in accordance with this Agreement.

3              Attention to business

3.1           The Asset Manager agrees to procure that its personnel shall devote as much of their time and attention to the performance of its responsibilities and duties hereunder as shall reasonably be required for the proper provision of the Services.

3.2           In providing the Services, the Asset Manager shall procure that its personnel shall exercise that degree of skill and care as could reasonably be expected of a person skilled in the provision of the Services, provided that neither the Asset Manager nor its directors, employees or other personnel shall, in the absence of fraud, negligence, wilful misconduct or bad faith, be liable for any act or omission in the course of, or in connection with, the provision of the Services.

3.3           The Asset Manager shall perform or cause to be performed such services and actions customarily performed or taken by asset managers for properties of similar type, location and character as the Property, and shall, in addition to and without limiting the foregoing, perform its responsibilities and functions hereunder to a standard not less than that which the Asset Manager itself, and in any event a prudent person with substantial experience in professional real estate asset management of properties similar to the Property, would conduct the asset management of its own real estate investments in similar properties.

4              The Services

4.1           The Asset Manager shall provide the following services as and when reasonably required by the Company:-

4.1.1        assisting with the preparation of Board papers, and such other papers as may be necessary for the Board from time to time;

4.1.2        preparing applicable property investment market reports for the Board’s agenda papers;

4.1.3        advising on refurbishment and redevelopment works and re-negotiations of lease terms in order to maximise the performance of the Company’s investment;

4.1.4        negotiating all purchases and sales and co-ordinating and supervising the due diligence reports of the appropriate advisers, the preparation of their reports and the preparation of summary reports of recommendation to the Board;

4.1.5        co-ordinating, supervising and reporting to the Board, in a format and at such intervals as are approved by the Company from time to time, on the strategic and day to day property management of the Company’s investment in the Property, and providing the Board with asset management reports regarding the financial performance of the Property in a format and at such intervals as requested by the Company;

4.1.6        co-ordinating on behalf of the Company appropriate insurance coverages and all replacements thereof, which insurance shall contain such policy provisions acceptable to the Company and shall be placed in companies approved by the Company;

4.1.7        assisting the Company in preparing and analysing a budget in respect of the Property;

4.1.8        submitting copies of all material correspondence, memoranda, or other documents relating to the Company or the Property, to the extent created or received, within twenty (20) business days of creation or receipt;

4.1.9        providing such assistance as the Company may reasonably require in connection with the Company’s bank finance arrangements; and

4.1.10      arranging independent valuations of the Company’s investment.

4.2           The Asset Manager may delegate (at the cost of the Asset Manager) the performance of all or some of the rights and obligations on its part contained in this Agreement to the extent only as permitted by the terms of this Agreement with the approval of the Company. For the avoidance of doubt, the Company shall not be liable in any respect for payment of the fees or costs of or expenses incurred by such delegates. The Asset

Manager shall remain liable in respect of the obligations of the Asset Manager under this Agreement notwithstanding any such delegation.

4.3           For the avoidance of doubt, the cost of valuers, solicitors, property management agents or other professional advisers appointed by the Company or the Asset Manager to carry out tasks other than those of the Asset Manager detailed in this Agreement shall be borne by the Company.

5              Management Fees

5.1           The management fees payable for each Accounting Period to the Asset Manager by the Company for the provision of the Services hereunder shall be a sum equivalent to 0.5 per cent of the valuation of the Company’s property assets.

5.2           The management fees shall be due and payable quarterly in arrears on 31 March, 30 June, 30 September and 31 December and the Asset Manager shall invoice the Company quarterly for a sum which represents the amount due under Clause 5.1.

5.3           The management fees shall be payable and paid within 10 Working Days of receipt of the relevant invoice by the Company by way of telegraphic transfer, made payable to the Asset Manager and transferred to such bank and such account as the Asset Manager shall direct and intimate in writing to the Company from time to time.

5.4           In the event of default by the Company in paying any monies due under this Agreement, the Company shall pay interest on the outstanding sums (and all interest accruing thereon) from the date of default until the actual date of payment at the rate of 3 per cent per annum above the base rate for the time being of the Royal Bank of Scotland, whether before or after judgment.

6              Asset Manager’s Performance Fee

6.1           Following the Company’s disposal of the Property there shall be paid or payable if due to the Asset Manager a performance fee (the “Asset Manager’s Performance Fee”).

6.2           The Asset Manager’s Performance Fee shall be calculated on the following basis:-

6.1.1                        where the Returns to shareholders of the Company exceed the First Hurdle Rate, the Asset Manager’s Performance Fee shall equal 20% of the Returns in excess of the First Hurdle Rate;and

6.1.2                        where the Returns to shareholders of the Company exceed the Second Hurdle Rate, the Asset Manager’s Performance Fee shall equal 25% of the Returns in excess of the Second Hurdle Rate; and

6.1.3                        where the Returns to shareholders of the Company exceed the Third Hurdle Rate, the Asset Manager’s Performance Fee shall equal 30% of the Returns in excess of the Third Hurdle Rate.

6.3           The Asset Manager’s Performance Fee shall be payable at the same time as any distribution is made to shareholders by the Company.

6.4           Unpaid balances (if any) of the Asset Manager’s Performance Fee shall be paid on the earlier of the date on which the Company is dissolved, or the date of resignation or termination of the Asset Manager’s appointment.

6.5           The Asset Manager shall invoice the Company for all amounts due (including payments on account) in respect of the Asset Manager’s Performance Fee as and when such amounts become payable hereunder.

7              Value Added Tax

All sums referred to in this Agreement shall be deemed to be referred to exclusive of value added tax and if the supplies in respect of which such sums are payable shall be subject to the payment of value added tax the amount payable in respect of those supplies shall be increased by value added tax thereon at the appropriate rate.

8              Expenses

The Company shall reimburse the Asset Manager (against production of vouchers and receipts) all travel, accommodation and entertaining expenses properly incurred by the Asset Manager (or its directors or employees or other personnel) in fulfilling its/their responsibilities and duties under this Agreement (provided such expenses shall not exceed the annual budget agreed with the Company, save with the Company’s prior consent).

9              Duration and Termination

9.1           This Agreement may be terminated at any time by mutual written agreement of both parties.

9.2           Subject to clause 9.5, the Asset Manager may only terminate this Agreement on the expiry of six (6) months’ written notice to the Company (or such shorter period as may be agreed with the Company).

9.3           The Company may terminate this Agreement on the expiry of three months’ written notice to the Asset Manager where the Asset Manager is in material breach of the terms of this Agreement and (if such breach is remediable) fails to remedy that breach within 30 days of being notified of the breach by the Company.

9.4           In the event of either (a) a bona fide arm’s length sale and transfer of the Property to a third party (including a sale in foreclosure or deed in lieu thereof); or (b) a bona fide sale and transfer of all the shares in the Company to a third party, this Agreement shall automatically terminate, without penalty, effective upon the closing of the transfer. Upon any such termination, the Company shall pay to the Asset Manager any earned but unpaid fees and other reimbursable expenses incurred by the Asset Manager and payable by the Company hereunder through to such termination date.

9.4           The Company shall be entitled to terminate this Agreement immediately by notice in writing to the Asset Manager if:

9.4.1                the Asset Manager is dissolved, terminated or wound-up (otherwise than for the purpose of reconstruction or amalgamation without insolvency) or becomes insolvent or is otherwise unable to discharge its debts, liabilities or obligations; or

9.4.2                the Asset Manager becomes unable to pay its debts for the purposes of section 123(1) (excluding sub-section (1)(a) thereof) of the Insolvency Act 1986; or

9.4.3                the Asset Manager is declared bankrupt, or commits an act of bankruptcy or calls a meeting of its creditors or makes any arrangement with or compounds with its creditors; or

9.4.4                any encumbrancer takes possession of, or an administrator, an administrative receiver, a receiver, a trustee, a liquidator or other similar official is appointed over the whole or any material part of the undertaking, property or assets of the Asset Manager from time to time; or

9.4.5                there is a presentation of a petition or the passing of an effective resolution for the winding-up of the Asset Manager (otherwise than for the purpose of reconstruction or amalgamation without insolvency); or

9.4.6                the Asset Manager or any of its directors, employees or other personnel commits any act of wilful misconduct, bad faith, fraud or negligence in the provision of the Services; or

9.4.7                the Asset Manager that is a shareholder in the Company as of the Commencement Date ceases to be a shareholder in the Company.

9.4.8                the Asset Manager or any affiliate of the Asset Manager becomes a “Delinquent member” as such term is defined in the Articles of Association of the Company.

9.5           The Asset Manager shall be entitled to terminate this Agreement immediately by notice in writing to the Company if:

9.5.1                the Company is dissolved, terminated or wound-up or becomes insolvent or is otherwise unable to discharge its debts, liabilities or obligations; or

9.5.2                the Company becomes unable to pay its debts for the purposes of section 123(1) (excluding sub-section (l)(a) thereof) of the Insolvency Act 1986; or

9.5.3                any encumbrancer takes possession of, or an administrator, an administrative receiver, a receiver, a trustee, a liquidator or other similar official is appointed over the whole or any material part of the undertaking, property or assets of the Company from time to time; or

9.5.4                there is a presentation of a petition or the passing of an effective resolution for the winding-up of the Company (otherwise than for the purpose of reconstruction or amalgamation without insolvency).

9.6           The termination of this Agreement shall be without prejudice to any fees then due and payable to the Asset Manager hereunder.

9.7           Upon termination (for any reason) of this Agreement, the Asset Manager shall immediately deliver to the Company all records, documents and similar materials maintained by the Asset Manager with respect to the Property and its duties hereunder. For a period of sixty (60) days after such termination, the Asset Manager shall make itself available to consult with and advise the Company or any other person or persons designated by the Company regarding the operation and maintenance of the Property and to the extent directed by the Company, continue to manage the Property to ensure an orderly transition between asset management teams; provided, however, that in the event the Asset Manager performs management and/or consulting services for the benefit of the Company, the Asset Manager shall be entitled to reasonable reimbursement of any direct costs (including salary and travel expenses) incurred by the Asset Manager in furtherance of its obligations pursuant to this Clause and for this period Asset Manager shall receive the fee as determined in Clause 5.1. Upon and following such termination, the Asset Manager shall cooperate with the Company or its designee in effecting an orderly transition of the Asset Manager’s responsibilities hereunder.

10            Confidential Information; Inspection of Records

10.1         The Asset Manager shall during its appointment hereunder use all reasonable endeavours to procure that its directors, employees and other personnel shall not disclose to any person, firm or corporation or use to the detriment of the Company any confidential information which may have come to its or their knowledge concerning the affairs of the Company, unless required to do so by law or by the regulations of any relevant stock exchange or other regulatory body. The obligations contained in this Clause 10 shall not apply to information which is in or comes into the public domain (otherwise than in breach of this Agreement).

10.2          The Asset Manager will keep at its principal office and will make available to representatives and agents of the Company, for inspection and copying (at the Company’s expense), at their request and during normal business hours, copies of all documents and financial records which are relevant to the Property and which are received or generated by the Asset Manager in connection with the performance of its duties under this Agreement. If requested by the Company or any shareholder of the Company, the Asset Manager shall promptly furnish copies of such documents (at the Company’s sole expense) directly to the Company or the requesting shareholder, as applicable.

11            Force Majeure

If the Asset Manager is totally or partially prevented or delayed in the performance of any of its obligations under or pursuant to this Agreement by Force Majeure and gives written notice within ten (10) business days after the occurrence of the Force Majeure event specifying the matters constituting Force Majeure together with such evidence as it reasonably can give thereof and specifying the period for which it is reasonably estimated that such prevention or delay will continue, the Asset Manager shall be excused such performance (and have no liability for such non-performance) as from the date of the happening of the Force Majeure for so long as such Force Majeure shall continue;

12            Notices

12.1         Any notice or other document required to be given or served under this Agreement by either party hereto to the other shall be in writing and shall be deemed to be validly given or served if served by:-

12.1.1              prepaid first class registered letter post addressed as set out in Clause 12.3 or to such other address as may, from time to time, be notified in writing to the other party for this purpose;

12.1.2              personal delivery by hand to such address; or

12.1.3              by facsimile to the number of the recipient set out in Clause 12.3 or such other number as may, from time to time, be notified in writing to all other parties for this purpose.

12.2         Any notice so served shall be deemed to have been served:

12.2.1              in the case of 12.1.1, at 10.00 am on the third Working Day after it was posted;

12.2.2              in the case of 12.1.2, if delivered on a Working Day between the hours of 9.00 am and 4.00 pm, at the time of delivery and, if not delivered on a Working Day or out with the hours of

9.00 am and 4.00 pm, at 10.00 am on the next following Working Day; and

12.2.3              in the case of 12.1.3, if sent before 3.00 pm on any Working Day, at the time of transmission, and in any other case at 10.00 am on the Working Day next following the date of dispatch.

In proving service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted as a prepaid first class registered letter, or that delivery took place or that the facsimile message was addressed to the recipient’s facsimile number and was properly transmitted, a complete transmission report having been received (as the case may be).

12.3         Any notice posted, delivered or sent by facsimile in accordance with Clause 12.1 shall be addressed as follows:-

12.3.1              to the Company:-

Marked for the attention of Ian Powell

Saffery Champness Management International Limited

La Tonelle House

Les Banques

St Sampson

Guernsey

GY1 3HS

Facsimile no: 01481 722046

12.3.2              to the Asset Manager:-

Marked for the attention of Andrew Winskell

Hunter Property Fund Management Limited

17 Rutland Street

Edinburgh

EH1 2AE

Facsimile no: 0131 228 3345

13            Entire agreement

13.1         This Agreement contains the entire agreement between the parties relating to the transactions contemplated by this Agreement and supersedes all previous proposals, statements, agreements and other communications whether written, oral or otherwise, in relation to these transactions, save that neither party shall be released from any liability which at the date of this Agreement has already accrued to the other party.

13.2         Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied upon any representation, warranty, undertaking, commitment or other assurance (except those set out in this Agreement) made by or on behalf of the other party before the execution of this Agreement and each of the parties waives all rights and remedies which, but for this Clause 13, might otherwise be available to it in respect of any such representation, warranty, undertaking, commitment or other assurance; provided that nothing in this Clause 13 shall limit or exclude any liability for fraud.

14            Variation

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of the parties hereto.

15            Invalidity

If a provision of this Agreement is held to be illegal, invalid or unenforceable under any enactment or rule of law in any jurisdiction, such provision shall, to that extent, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall not be affected and shall continue in full force and effect.

16            Waiver

No failure to exercise, and no delay in exercising, any right or remedy in connection with this Agreement shall operate as a waiver of that right or remedy. No single or partial exercise of any right or remedy under this Agreement shall preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. A waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach. No waiver by any party of any of the requirements hereof or of any of its rights hereunder shall be effective unless given in writing and signed by or on behalf of that party and no forbearance, delay or indulgence by any party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party.

17            No partnership

Nothing herein shall be taken to constitute a partnership between the parties nor the appointment of one of the parties as agent for the other.

18            Assignment and sub-contracting

18.1         Subject to Clause 18.2, neither party shall transfer, assign, mortgage, charge, sub- contract or part with the whole or any part of its rights, duties, liabilities or obligations whatsoever under this Agreement without the prior written consent of the other party such consent not to be unreasonably withheld.

18.2         The Asset Manager shall be entitled to sub-contract any of its rights, duties, liabilities and obligations under this Agreement with the prior written consent of the Company, provided that, unless the Company otherwise agrees in writing, the Asset Manager shall remain responsible and liable to the Company for any rights, duties, liabilities or obligations which are so sub-contracted.

18.3         The Asset Manager shall not be responsible or liable to the Company for contractors and advisers appointed by the Company.

19            Governing Law

This Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of Scotland and each of the parties hereby submits to the non-exclusive jurisdiction of the Scottish Courts for all purposes relating to this Agreement.

IN WITNESS WHEREOF this Agreement consisting of this and the preceding 12 pages is executed in duplicate by the Parties as follows:

For and on behalf of HPFM (Becket House) Limited at St Sampson, Guernsey on the 23rd day of November 2007 by one of its directors, in the presence of:

/s/ William Ferry
/s/ Paul R Pengelley	(Witness)	(Director)
/s/ Mark W. LeRay
Paul R Pengelley	(Name)	(Director)

THE BROOK, RUE DES MARAIS, VALE GUERNSEY GY6 8AU	(Address)

For and on behalf of Hunter Property Fund Management Limited at Edinburgh on the 27th day of November 2007 by one of its directors, in the presence of:

/s/ Bronagh Fennell	(Witness)
/s/ Andrew Winskell
Bronagh Fennell	(Name)	(Director)

c/o 17 Rutland Street	(Address)